As filed with the Securities and Exchange Commission on April 12, 2000
                                                      Registration No. 33-______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
                                _______________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              __________________

                                 Lifef/x, Inc.
--------------------------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)

             Nevada                                         84-1385529
---------------------------------                  -----------------------------
   (State or other jurisdiction                    (I.R.S. Employee I.D. Number)
of incorporation or organization)

153 Needham Street, Building N1 Newton, Massachusetts            02164
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                       (Zip Code)

                              LIFEF/X, INC. 1999

                           LONG TERM INCENTIVE PLAN
                        ------------------------------
                           (Full title of the plan)

                                (617) 551-5849
                             --------------------
         (Telephone number, including area code, of agent for service)

                       Copies of all communications to:
                          Michele E. Beuerlein, Esq.
                                Loeb & Loeb LLP
                      1000 Wilshire Boulevard, Suite 1800
                        Los Angeles, California  90017
                           Telephone: (213) 688-3400
                           Facsimile: (213) 688-3460

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
                                                 Proposed maximum       Proposed maximum         Amount of
Title of securities to       Amount to be         offering price       aggregate offering       registration
    be registered         registered/(1) (2)/     per unit/(3)/               price                 fee
---------------------------------------------------------------------------------------------------------------
Common Stock                 7,981,850               $24.75                $197,550,787.50       $52,154
===============================================================================================================

(1)  Determined pursuant to Rule 457(h).

(2) This Registration Statement shall also cover any additional shares of common stock which becomes issuable under the Lifef/x, Inc. 1999 Long Term Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 (c) and (h) under the Securities Act of 1933 ("Securities Act"), as amended, based on the average of the high and low prices on the OTC Bulletin Board for the Registrant's Common Stock on April 11, 2000.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents of Lifef/x, Inc. (the "Company") previously filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated into this Registration Statement by reference:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999; and

     (b) The description of the Company's common stock contained in the Company's registration statement filed with the Commission under Section 12 of the Exchange Act of 1934 ("Exchange Act"), as amended, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities.
         -------------------------

     No description of the class of securities to be offered is required under this item because the class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     No such interests.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Sections 78.7502, 78.751 and 78.752 of the Nevada General Corporation Law govern the general principles regarding the indemnification of directors and officers. These sections empower a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors or officers. However, these statutory provisions do not eliminate or limit the liability of a director or officer:

     . for any breach of their duty of loyalty to the corporation of its stockholders;

     . for acts or omissions which involve intentional misconduct, fraud of a knowing violation of the law; or

     . for the payment of distributions in violation of Nevada General Corporation Law Section 78.300.

     The Nevada law provides further that the indemnification permitted by the law shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's By-Laws, any agreement, a vote of stockholders or otherwise.

     Article VII of the Company's Articles of Incorporation limits the liability of the Company's directors and officers. As permitted by applicable provisions of the Nevada Law, directors and officers will not be liable to the Company for monetary damages arising from a breach of their fiduciary duty as a director and officer in certain circumstances. This limitation does not affect liability for any breach of a director's or officer's duty to the Company or the stockholders
(i) with respect to approval by the director or officer of any transaction from which he or she derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that the director or officer believes to be contrary to the best interests of the Company or the stockholders, that involve intentional misconduct or a knowing and culpable violation of the law, that constitute an unexcused pattern or inattention that amounts to an abdication of his or her duty to the Company or the stockholders, or that show a reckless disregard for duty to the Company or the stockholders in circumstances in which he or she was, or should have been aware, in the ordinary course or performing his or her duties, of a risk of serious injury to the Company or the stockholders, or (iii) based in transactions between the Company and the director or officer or another corporation with interrelated directors or officers or based on improper distributions, loans or guarantees under applicable sections of Nevada law. This limitation of directors' and officers' liability also does not affect the availability of equitable remedies such as injunctive relief or recession. In addition, Article VIII of the Company's By-Laws requires the Company to indemnify its directors and officers to the fullest extent permitted by law. At present, there is no pending litigation or proceeding involving any director or officer where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

     The Company has entered into and intends to enter into contractual indemnification agreements with certain directors and officers that requires the Company to indemnify such persons to the fullest extent permitted by Nevada law. These agreements provide further that (i) in the event of any change after the date of these agreements in any applicable law, statute or rule which expands the right of a Nevada corporation to indemnify a director or officer, such changes shall, ipso facto, be within the purview of such persons' rights and the Company's obligations, under these agreements and (ii) in the event of any change in applicable law, statue or rule which narrows the right of a Nevada corporation to indemnify a director or officer, such changes, to the extent not otherwise required by such law, statute or rule applied to these agreements, shall have no effect on these agreements or the parties' rights and obligations under these agreements.

     The company also has entered into contractual employment agreements with certain directors and officers that require the Company to indemnify and hold harmless the director or officer against any and all losses, claims, damages or liabilities (including reasonable attorneys' fees), and all actions, claims or proceedings in respect thereof, brought against such director or officer by any third party by reason of their status or service as a director or officer if the director or officer acted in good faith and for a purpose he or she reasonably believed to be in the best interests of the Company and, in criminal proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful. However, the Company shall not be liable to any extent that any loss, claim, damage, liability or expense: is found by a court of competent jurisdiction to arise (i) from the gross negligence or willful misconduct of the director or officer or (ii) out of or relate to the directors' or officers' acts or omissions, negligent or otherwise, relating to any of the outside business and investment activities of the directors and officers as specifically permitted in their respective employment agreement.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

     Not Applicable.

Item 8.  Exhibits.
         --------

     The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

     4.1 Instruments Defining the Rights of Stockholders. Reference is made to the Registrant's Registration Statement No. 000-25171 on Form 10SB12G/A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) to this Registration Statement.

     4.2 Lifef/x, Inc. 1999 Long Term Incentive Plan including Amendment which is incorporated by reference to Form SB-2 filed by Lifef/x, Inc. on March 21, 2000.

     5.1  Legal Opinion of Branden T. Burningham, Esq. (including consent).

    23.1  Consent of KPMG LLP.

    24.1  Power of Attorney (included in the Signature Page).

    24.2 Certified copy of resolution of Lifef/x, Inc.'s Board of Directors adopted on March 16, 2000 authorizing signature to amendments to this Form S-8 by Power of Attorney.

Item 9.  Undertakings.
         ------------

A.   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of

     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on April 11, 2000.

                                  Lifef/x, Inc.

                                  By: /s/ Lucille S. Salhany
                                      ------------------------------------
                                  Name: Lucille S. Salhany
                                        Co-President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                                        Title                        Date
          ---------                                        -----                        ----
/s/ Lucille S. Salhany                        Co-President, Chief Executive        April 11, 2000
------------------------------------
    Lucille S. Salhany                        Officer and Director

/s/ Michael Rosenblatt                        Co-President and Chairman of         April 11, 2000
------------------------------------
    Michael Rosenblatt                        the Board

/s/ Richard A. Guttendorf, Jr.                Chief Financial Officer,             April 11, 2000
------------------------------------
    Richard A. Guttendorf, Jr.                Secretary and Director

/s/ Dr. Ian Hunter                            Director                             April 11, 2000
------------------------------------
    Dr. Ian Hunter

/s/ Robert Verratti                           Director                             April 11, 2000
------------------------------------
    Robert Verratti

/s/ Stephen Andriole                          Director                             April 11, 2000
------------------------------------
    Stephen Andriole

                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lucille S. Salhany and Richard A. Guttendorf, as his true and lawful attorneys-in-fact and agents, and each of them with full power to act without the other, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of LifeF/X, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, grant unto said attorneys-in-fact, and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitutes, may lawfully do or cause to be done by virtue thereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date stated.



         Signature                                           Title                              Date
         ---------                                           -----                              ----
/s/ Lucille S. Salhany                          Co-President, Chief Executive              April 11, 2000
---------------------------------------
    Lucille S. Salhany                          Officer and Director

/s/ Michael Rosenblatt                          Co-President and Chairman of               April 11, 2000
---------------------------------------
   Michael Rosenblatt                           the Board

/s/ Richard A. Guttendorf, Jr.                  Chief Financial Officer,                   April 11, 2000
---------------------------------------
    Richard A. Guttendorf, Jr.                  Secretary and Director

/s/ Dr. Ian Hunter                              Director                                   April 11, 2000
---------------------------------------
    Dr. Ian Hunter

/s/ Robert Verratti                             Director                                   April 11, 2000
---------------------------------------
    Robert Verratti

/s/ Stephen Andriole                            Director                                   April 11, 2000
---------------------------------------
    Stephen Andriole

                                 EXHIBIT INDEX
                                 -------------


Exhibit No.                                 Description
-----------                                 -----------

    4.1 Instruments Defining the Rights of Stockholders. Reference is made to the Registrant's Registration Statement No. 000-25171 on Form 10SB12G/A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) to this Registration Statement.

    4.2 Lifef/x, Inc. 1999 Long Term Incentive Plan including Amendment which is incorporated by reference to Form SB-2 filed by Lifef/x, Inc. on March 21, 2000.

    5.1       Legal Opinion of Branden T. Burningham, Esq. (including consent).

   23.1       Consent of KPMG LLP.

   24.1       Power of Attorney (included in the Signature Page).

   24.2 Certified copy of resolution of Lifef/x, Inc.'s Board of Directors adopted on March 16, 2000 authorizing signature to amendments to this Form S-8 by Power of Attorney.